PATCH INTERNATIONAL

Corporate Overview



CIBC World Markets

February 2008

Executive Summary

- Diverse operated oil sands and heavy oil portfolio at various stages of evaluation
- 62.5 gross square miles (50.5 net) in four geographic areas
- High working interest ("W.I.") (75 – 100%)
- Very successful 2007 drill/seismic program at Ells River
  - a significant new discovery area with large integrated companies active within close proximity
  - 13 of 19 core holes contain "exploitable Steam Assisted Gravity Drainage ("SAGD") pay"
  - McDaniel & Associates Consultants Ltd. ("McDaniel") assessment P50 = 139 MMbbl (P10=203 MMbbl) net recoverable contingent resource
    - Supports 30,000 bbl/d SAGD development (P10)
  - management estimate of contingent and prospective resource (P10)
    - 1,400 MMbbl OBIP, 400 MMbbl recoverable
    - Supports 40,000+ bbl/d SAGD development
  - significant delineation and seismically defined prospect upside
  - potential for multiple SAGD projects
  - 75% of 32 square miles have potential to add resource
  - comprehensive go forward program developed
- Cold flow potential at Muskwa with P50 = 109 MMbbl in place (McDaniel prospective potential)
  - potential early cash flow opportunity
  - two well test program in existing wellbores
  - geologically comparable to Pelican Lake
- Corporate tax pools totaling $36.3 million CAD

Overview

Patch International Inc. ("Patch" or the "Company") is undertaking a process by which it will consider various shareholder value maximization alternatives. Patch is a junior company with oil sands interests in Ells River, Muskwa, Firebag and Leismer. The Company has a defined commercial SAGD project at Ells River which has been confirmed by an independent engineering evaluation completed by McDaniel effective May 31, 2007. Encouraged by the geology and drill results at Ells River and McDaniel's confirmation, the Company has started preparatory work for early SAGD application.

In addition to Ells River, the other project the Company has plans to move forward is Muskwa. Due to its proximity to existing cold flow production, plans are in place to test two existing wellbores.


PEACE RIVER OIL SANDS
Ells River
FORT MCMURRAY
ATHABASCA OIL SANDS
COLD LAKE OIL SANDS
EDMONTON
CALGARY
CANADA
Oil Sands Area
Surface Minable Area

Asset Summary

Ells River

- Defined commercial SAGD project at Ells River
  - 80% W.I. in 32 square miles
  - 15 year oil sands leases – all acquired in 2006 and expire in 2021
  - two high quality reservoirs within a 50 meter gross McMurray section
  - advanced development plan – 10,000 bbl/d pilot as early as 2011/2112 expandable to 30,000 bbl/d or 40,000 bbl/d
    - McDaniel assigned 203 MMbbl of recoverable bitumen based on the high estimate (P10) for contingent resources
    - the Company believes that there is significant additional resources and has assigned a total of 400 MMbbl of recoverable bitumen based on a high estimate (P10) of contingent and prospective resources, with an OBIP of 1.4 billion bbl
    - 19 new core holes drilled on Patch's Ells River lands in 2007
    - 120 industry core holes drilled in 2006/07 in Ells River area
    - over 600 new industry core holes to be licensed in 2007/08 winter season
  - opportunity to co-produce stacked 'A' and 'B' sands
    - increased recovery and accelerated production
  - potential for collaboration with adjacent owners
    - PetroCanada Mackay River, Chevron/Western Oil Sands/Marathon, Total Joslyn Creek, CNRL Horizon, Rochester, VCI, Stone, and Grizzly
  - potential of approximately 2 Bcf of gas on Patch lands – Patch currently does not own the rights

Muskwa

- Cold flow potential with polymer flooding potential in Muskwa similar to Pelican Lake
  - average of 95% W.I. in 10 square miles
  - Up to 6 meters of net oil sand pay geologically similar to Pelican Lake
  - OOIP of 109 MMbbl (McDaniel prospective potential)
    - recovery potential of 6.5 MMbbl of oil (6% primary recovery factor)
    - additional recovery potential of 10.9 MMbbl of oil (10% incremental EOR) with polymer flooding as being implemented in Brintnell / Pelican Lake
  - All leases expire in 2021

Firebag

  - 18 square miles, 75% W.I.
  - Three core holes + logs
  - All leases expire in 2021

Leismer

- 2.5 square miles gross, 76% average W.I.
- One core hole
- Proximal to Whitesands area
- All leases expire in 2021

Corporate Overview

History

- Patch was incorporated in the State of Nevada on June 20, 1997
- Effective June 15, 2004, the Company changed its domicile from Utah to Nevada
- Effective March 15, 2004, the Company acquired all the issued and outstanding common stock of Patch Energy Inc. ("Energy"), a private company incorporated in British Columbia ("BC")
- On February 3, 2006, the Company, through its subsidiary Energy, incorporated a wholly-owned subsidiary, Patch Oilsands Ltd. ("Oilsands") in BC
- On February 27, 2006, the Company formed Patch Oilsands Limited Partnership (the "Partnership"), a Canadian limited partnership, of which Energy owned a 75% interest and Oilsands was the general partner
- On December 15, 2006, the Company acquired 100% of the issued and outstanding share capital of Damascus Energy Inc. in consideration for one share of Class A Preferred Voting Stock of the Company and 9,426,489 shares of Series A Preferred Stock of Patch Energy Inc. that are exchangeable for 9,426,489 shares of the Company's common stock
- On January 16, 2007, the Company acquired 100% of the issued and outstanding share capital of 1289307 Alberta Ltd. in consideration for one share of Class B Preferred Voting Stock of the Company and 500,000 shares of Series A Preferred Stock of Patch Energy Inc. that are exchangeable for 500,000 shares of the Company's common stock
- On March 8, 2007, Energy sold its interest in both Oilsands and Partnership as a part of a sale of assets to Great Northern Oilsands Inc.
- Effective June 1, 2007, both Damascus Energy Inc. and 1289307 Alberta Ltd. were merged with Patch Energy Inc. and ceased to exist as separate entities

The Company has initiated repatriation to be a Canadian company before sale subject to:

- Updated filing of registration statement with the Securities and Exchange Commission
- Shareholder approval
- Board of Directors approval

Operational Background

Patch holds 62.5 gross (50.5 net) square miles of land in the Ells River, Muskwa, Firebag and Leismer areas.

Patch's strategy is to focus on high quality oil sands leases, beginning with Ells River. Following up from the first successful exploration phase in Ells River North in 2007, the continued activity plan will focus on 3 directives:

- Further exploration to add resource barrels
- Delineation and development of first discoveries, and
- Supplementary data and preparation for SAGD commercial development

In Muskwa the strategy is to reenter two existing well bores to ascertain well productivity and inflow performance. Subject to positive results, a pilot production program would be implemented.

Officers and Directors

Name	Role
Jason Dagenais	Chief Operating Officer
Terry Buchanan	Vice President, Geoscience
Donald Edwards	Corporate Secretary
Michael Vandale	Chairman, Director
Greg Belzberg	Director
Mark Bentsen	Director
Rod Maxwell	Director

Advisors

Role	Firm
Auditors	KPMG LLP
Bankers	ATB Financial
Legal Counsel	Borden Ladner Gervais LLP
	Dill Dill Carr Stonbraker & Hutchings P.C.
Independent Engineers	McDaniel & Associates Consultants Ltd.
Financial Advisor	CIBC World Markets Inc.

Share Structure and Listings

Approximately 10% of outstanding shares are held by management and Directors. The balance of the common shares are widely held. Patch is listed/conditionally listed under:

Symbol	Exchange
PTCH	OTCBB
PQG	Berlin Bremen Stock Exchange
PQGB	Frankfurt Stock Exchange
PCH	TSXV (Conditional Approval)

Common Shares and Options Outstanding (November 30, 2007)

Issued and outstanding - August 31, 2007			20,239,774
Conversion of Warrants - September 2007			
	Special Warrants	8,302,000	
	Flow-Through Special Warrants	4,653,750	
	Bonus Warrants	830,200	13,785,950
			34,025,724
Exchangeable Shares			
	Damascus Acquisition[1]	9,426,489	
	1289307 Alberta Ltd. Acquisition[2]	500,000	9,926,489
Total			43,952,213
Stock Options Outstanding (Average Exercise Price $1.40)			3,190,000
Agent's Warrants (Exercisable at $1.50 per share)			762,645
Total Diluted Shares			**47,904,858**

Notes:
(1) Associated with the Dec. 2006 acquisition of Damascus Energy Inc. Patch Energy Inc. acquired all of the issued and outstanding common shares of Damascus (18,852,978 common shares) in consideration for one share of Class A Preferred Voting Stock of the Company and 9,426,489 shares of Series A Preferred Stock that are exchangeable for 9,426,489 shares of the Company's common stock.
(2) Associated with the January acquisition of 1289307 Alberta Ltd, whereby Patch Energy Inc. acquired all of the issued and outstanding share capital of 1289307 (500,000 common shares) in consideration for one share of Class B Preferred Voting Stock of the Company and 500,000 shares of Series B Preferred Stock that are exchangeable for 500,000 shares of the Company's common stock.

Balance Sheet

Consolidated Balance Sheet			
($000s unless otherwise stated)	30-Nov 2007	31-May 2007	31-May 2006
Assets			
Current			
Cash and cash equivalent	2,402	6,590	4,473
Accounts receivable	300	19	29
Due from related parties	1,008	1,010	-
Prepaid expenses and other	290	71	71
	4,000	7,691	4,573
Marketable securties	225	850	7,241
Joint venture eceivable	350	323	-
Property and equipment	128	99	1
Oil and gas interests	41,297	37,659	2,964
	46,000	46,622	14,780
Liabilities			
Current Liabilities			
Accounts Payable and accrued liabilities	1,603	2,756	216
Income taxes payable	2,975	2,786	2,181
Due to related third parties	1,000	1,000	87
	5,578	6,542	2,484
Exchangeable shares	-	20,151	-
Special Warrants	-	26,506	-
Asset retirement obligations	144	130	34
Defered income taxes	1,141	-	-
	6,864	53,329	2,518
Non-controlling interest	-	-	571
Shareholders Equity			
Share Capital	34	20	15
Exchangeable shares	12,507	-	-
Additional paid-in capital	26,780	10,112	3,335
Stock subsriptions receivable	-	(39)	-
Accumulated other comprehensive (loss) income	941	838	7,353
Retained Earnings	(1,127)	(17,638)	988
	46,000	46,622	14,780

Statement of Operations

Consolidated Statements of Operations			
(US$000s unless otherwise stated)	6 Months Nov. 2007	31-May 2007	31-May 2006
Revenue			
Oil and Gas	8	16	44
Expenses			
Oil and gas production and royalties	45	30	19
General and administrative	2,047	6,621	1,957
Interest	-	53	-
Depletion, depreciation and accretion	20	5,088	197
Dry hole costs	528	5,655	-
Geological and geophysical costs	102	2,458	-
Total operating expesnes	2,742	19,925	2,183
Other income (expenses)			
Interest and other	99	207	84
Gain on dilution	-	(533)	-
Financing costs	(641)	-	102
Holding gain (loss) on exchangeable shares and special warrants	18,179	(14,161)	-
Heding loss on marketable securities	(673)	(1,046)	-
Gain on foreign exchange	2,913	2,621	43
Loss on foreign exchange relating to current income taxes payable	(190)	-	-
Gain on sale of marketable securities	-	13,694	6,963
Total other income	19,689	671	7,191
Income before income taxes and discontinued operations	16,955	(19,239)	5,051
Provision for income taxes			
Current	-	2,766	2,406
Deferred (reduction)	443	(3,214)	-
	443	(428)	2,406
Income before discontinued operations	16,511	(18,811)	2,645
Discontinued operations	-	424	(42)
Gain on sale investment of oil and gas assets	-	613	-
Net income	16,511	(18,522)	2,687
Other comprehensive income (loss)			
Marketable securities:			
Reclassification to realized gain	-	(7,241)	(2,364)
Holding gain	-	-	3,598
Increase (decrease) in unrealized gain on marketable securities	-	(7,241)	1,234
Foreign currency translation adjustment	103	726	112
Other comprehensive income (loss)	103	(6,515)	1,346
Comprehensive income	16,614	(25,137)	4,033

Trading History

Closing price as at February 1, 2008:	US$0.40 per share
20-day weighted average trading price:	US$0.44 per share

Tax Pools (estimated as at November 30, 2007)

Estimated Tax Pools	Annual Deduction Rate	Tax Pools ($000s)
Canadian Exploration Expense (CEE)	100%	7,463
Canadian Development Expense (CDE)	30%	2,855
Canadian Oil and Gas Property Expense (COGPE)	10%	20,969
UCC (Class 41)	25%	444
UCC (Class 8, 10, 12, 13, 45)	20% - 100%	150
FEDE	100%	88
Non Capital Loss	100%	4,300
Share issue costs	approx. 20%	98
		36,367

Land Summary

Patch holds leases in Ells River, Muskwa, Firebag and Leismer. A summary of the leases is shown in the following table.

Area	W.I. %	Oil Sands Lease No	Term (Years)	Expiry Date	Total Gross Area (Acres)
Ells River	80	7406090456	15	Sep. 2021	7,680
Ells River	80	7406070422	15	Jul. 2021	3,840
Ells River	80	7406090452	15	Sep. 2021	5,760
Ells River	80	7406070412	15	Jul. 2021	3,200
Muskwa	75	7406110496	15	Nov. 2021	640
Muskwa	100	7406040489	15	Apr. 2021	1,280
Muskwa	100	7406110494	15	Nov. 2021	1,280
Muskwa	75	7406110495	15	Nov. 2021	640
Muskwa	100	7406110491	15	Nov. 2021	1,280
Muskwa	100	7406110490	15	Nov. 2021	1,280
Firebag	75	7006080097	15	Sep. 2021	7,680
Firebag	75	7006080099	15	Sep. 2021	3,840
Leismer	75	7406040453	15	Apr. 2021	640
Leismer	75	7406040476	15	Apr. 2021	640
Leismer	80	7406020414	15	Feb. 2021	320
Total					**40,000**

Seismic Summary

Patch has shot 64 miles of proprietary 2-D seismic over the Ells River project. The seismic data is high quality with acquisition parameters tuned for the McMurray. Excellent well ties exist between channel and non-channel facies. Seismic work stations will be available for review by interested parties.

Ells River

Overview

Ells River (formerly referred to as Dover), is located 40 kilometers northwest of Fort McMurray and is the main play for Patch. Over the last year, Patch has earned 80% W.I. in 32 gross square miles of land. Patch drilled a total of 19 core holes and shot 64 miles of proprietary 2-D seismic. Patch's Ells River project is surrounded by other potential SAGD projects being pursued by Chevron, Total and CNRL. Also, PetroCanada operates the Ft. McKay commercial development next to the original SAGD pilot site at the Underground Test Facility ("UTF").


Section = 1 sq mile
ELLS RIVER SAGD AREA
STONE
ROCHESTER
Canadian Natural
HORIZON
Grizzly
TOTAL
Chevron
TOTAL
JOSLYN CREEK
SHELL / MARATHON
PETRO-CANADA
FT. MACKAY
Patch Lands
Drill Holes
Gas Pipeline
Oil Pipeline

Highlights

- Patch 80% W.I. in 32 square miles of land in Ells River with three areas
  - Ells North – 12 square miles
  - Ells Central – 15 square miles
  - Ells South – 5 square miles
- 19 core holes drilled in 2007
  - 15 in Ells North
  - 4 in Ells Central
- 64 miles of proprietary 2-D seismic shot. 36 miles over Ells North and 28 miles over Ells Central
- Independent McDaniel engineering evaluation of the SAGD project in Ells North with multi pool discoveries in Ells North and Ells Central
  - 10,000 bbl/d pilot feasible by 2011/2012 expandable to 30,000 bbl/d based on McDaniel's high estimate (P10) of contingent recoverable bitumen resources of 203 MMbbl
  - Based on the Company's estimates a 40,000 bbl/d project is feasible
- Two high quality reservoirs within a 50 meter gross McMurray section
- Net pay bitumen saturation: 65 – 90%
- Porosity: 27 – 37%
- Two SAGD horizons:
  - McMurray upper shore face "A Sand"
  - McMurray channel sand "B Sand"

Resources

The Company commissioned McDaniel to complete an independent evaluation of Ells North and Ells Central. McDaniel determined that based on the 15 core holes and the 2-D seismic, that a SAGD project is feasible on Ells North. The report includes a high estimate (P10), a best estimate (P50) and a low estimate (P90) of the contingent resources of the two blocks. In addition, McDaniel completed a best estimate (P50) of prospective OBIP of 78 MMbbl in Ells North and 109 MMbbl in Ells Central. McDaniel's assigned effective May 31, 2007 and a Management Estimate summary is shown below.

Resource Summary

	Contingent Resources McDaniel Report (MMbbl)			Prospective Potential [1] McDaniel Estimate[2] (MMbbl)	Prospective Potential [1] Management Estimate (MMbbl)
	P90 Low Estimate	**P50 Best Estimate**	**P10 High Estimate**	**P50 Best Estimate**	**P10 High Estimate**
Ells North	87	126	177	37	127
Ells Central	7	13	26	52	70
Ell South	-	-	-	-	-
Recoverable	**94**	**139**	**203**	**90**	**197**
TOTAL Exploitable OBIP	230	297	385	186	431
TOTAL Contingent + Prospective Recoverable				**228**	**400**
TOTAL Contingent + Prospective Exploitable OBIP				**483**	**816**

Notes:

1. Prospective Potential is considered undiscovered resources as defined in the COGEH. Net Contingent Resources and Prospective Potential are based on working interest recoverable resources before royalties and burdens.

2. Recoverable and prospective resources are based on McDaniel & Associates OBIP estimate and management estimated recovery factor of 48% for the prospective potential.

The best estimate contingent resource of 139 MMbbl would support a 20,000 bbl/d project and the high estimate contingent resource of 203 MMbbl would support a 30,000 bbl/d project. The Company believes that an additional winter delineation drilling program may increase the resource base sufficiently to support a 40,000 bbl/d project at Ells North. An additional SAGD project may be proved up in Ells Central, based on seismic prospects. Management estimate of exploitable OBIP of 816mm bbls is based on 'SAGDable' pay. Management estimates a total of 1.4 billion bbls OBIP that includes SAGD exploitable OBIP and additional resources requiring enhanced production technology.

Go Forward Plans

The Company has developed a detailed plan to pursue SAGD development on the Ells North parcel and to further evaluate and test the prospects on Ells Central and South. The plans include:

- Fully delineate asset
  - 45 – 60 core holes
  - 7 – 8 square miles of 3-D seismic and 20 – 30 miles of 2-D seismic
  - continue reservoir modeling
  - investigate collaboration with adjacent operators
    - operational and production
    - business development
    - diluent sources and pipeline capacity
- Develop and execute strategy
  - operational strategy to produce
  - test water sources
  - prepare fuel and diluent supply sources
  - conclude environmental base line report

In addition to McDaniel's reservoir modeling and SAGD performance simulation work, which found very good correlation to several producing 'analogs'. Patch also engaged KADE Technologies to model various well pair placement/reservoir scenarios in order to better plan field testing to optimize project performance. Well specific, meter by meter flow cells were constructed with variables being well pair length, spacing, and vertical position for both reservoirs. These results were audited by McDaniel and found to be generally consistent with their independent simulation results.

The highlight of this work was a scenario of a combination of two stacked well pairs each at the base of the two respective reservoirs. This scenario indicated improved economics and recovery from the upper laterally continuous reservoir because more area could be developed due to the utilization of supplemental heating evolving off the lower steam chamber.

Development Schedule

The Company has developed a preliminary construction cost estimate and schedule. The following chart illustrates the schedule to advance the project to commercialization.


Phase Task
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
Exploration and Delineation
Environmental Impact Assessment
Design and Preparation
Facilities Spec & Equip Order
EPEA Regulatory Application
Facility Construction & Commissioning
Regulatory Approval
Fuel Gas
Marketing & Diluent Solution
SAGD Well Pairs & Surface Pad
Power Design, Regulatory & Constr.
Commissioning, First Steam & Prod.
Phase 1 - 10,000 bbl/d SAGD Plant
Phase II - additional 30,000 bbl/d expansion (* projected)

Additional Upside

- ▲ Significant resource add potential - 75% of the land has yet to be fully evaluated
- ▲ A conservative 45% recovery factor was used by McDaniel for the base case
- ▲ Recovery Factors could be higher based on Kade modeling and the analog 'UTF' performance
- ▲ Successful collaboration with adjacent operators to reduce access and infrastructure costs

Muskwa

Patch has an average of 95% W.I. in 10 square miles of land in Muskwa which is southwest of Fort McMurray and northwest of the Brintnell polymer flood project. Existing wellbore on the property contain up to 6 meters of net oil sand pay, with potential of OOIP of 109 MMbbl over nine square miles as confirmed by McDaniel. Plans include re-entering 2 well bores to obtain inflow performance and viscosity data which will help determine the productive rate from the area.

- Could produce as early as 2008 with single well batteries
- Recovery potential of 6.5 to 17.4 MMbbl (6% primary recovery factor, 16% enhanced recovery factor)
- Geology comparable to CNRL's Brintnell field/ Pelican Lake
- No resources/reserves are assigned to the Muskwa property

The Company's lands are shown in the following map.


CNRL
LAND
(2006-
JAN)
NEW
WELL
TESTED
OIL
BRINTNELL FIELD –
POLYMER FLOOD in
WABISKAW

Firebag

Patch has earned a 75% W.I. in 18 contiguous square miles of land in the Firebag area (Townships 91-92, Range 2 W4M) which is 40 miles east of Fort McMurray. The leases on these lands are valid for 15 years. Patch's Firebag holdings are located 25 miles southeast of the Suncor Firebag Oil Sands Project. The targeted zone is the McMurray Formation, comprised primarily of fluvial and estuarine channel sandstones, which form the main reservoir deposits. The Firebag region is active with SAGD projects in various states of development. The three wells drilled in 2007 found an abundance of reservoir sand but a limited hydrocarbon system. No further activity is planned.

Leismer

Patch has a 75% W.I. in 2 square miles and 80% W.I. in one half section of land in Leismer area which is south of Fort McMurray. The property has one core hole which is available for review.

Process and Contacts

Once a Confidentiality Agreement has been executed, additional confidential information will be made available including:

- Access to Virtual Data Room
- Physical data room located in CIBC World Markets' offices
- Management/technical presentation located at CIBC World Markets' offices

Signed confidentiality agreements should be forwarded to Marcel Hewamudalige. It is anticipated that proposals will be due early March, 2008.

Patch will consider all value maximization proposals including the possible sale, merger, reorganization or such other alternatives, and including all forms of consideration including cash, securities or a combination of both.

Bidders are not to contact Patch. All communications, inquiries and requests for information relating to this process should be made directly to a CIBC World Markets representative as listed below.

CIBC WORLD MARKETS			
Art Korpach	**Gerry Stevenson**	**Chris Beaton**	**Marcel Hewamudalige**
Vice Chairman	*Head of Oil & Gas Divestiture Advisory*	*Associate*	*Analyst*
(403) 260-0504	(403) 216-3013	(403) 260-0515	(403) 216-3030
art.korpach@cibc.ca	gerry.stevenson@cibc.ca	chris.beaton@cibc.ca	marcel.hewamudalige@cibc.ca

Forward Looking Statements and Other Matters

This Corporate Summary contains forward-looking statements about Patch International Inc. ("Patch"), its properties and its business plans. Forward looking statements are statements that are not historical facts and include planned, expected or estimated exploration, drilling, expenditures, resource estimates, budgets, schedules, working interests, valuation and financial data. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Although Patch believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include exploration and development risks, market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. There can be no guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements are based on the beliefs, estimates and opinions of the management on the date the statements are made. Patch undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.

The United States Securities and Exchange Commission (SEC) regulations permit oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Patch uses certain terms in this Corporate Summary, such as "contingent resources," "recoverable resources," "undiscovered resources," and "prospective potential resources", that the SEC's guidelines strictly prohibit us from including in filings with the SEC. The SEC regulations define reserves associated with oil sands as mining-related and not a part of conventional crude oil and natural gas reserves. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of not being actually realized. Investors are urged to consider closely the disclosure in Patch's Annual Report on Form 10-KSB for fiscal year ended May 31, 2007 as filed with the SEC.